EXHIBIT 10.6

FIRST AMENDMENT
TO
WARRANT
TO
PURCHASE SHARES OF COMMON STOCK

THIS FIRST AMENDMENT TO WARRANT TO PURCHASE SHARES OF COMMON STOCK (this “Amendment”) is effective as of ___________, 2015, by and between SMG GROWING MEDIA, INC., an Ohio corporation (the “Warrantholder”), and AEROGROW INTERNATIONAL, INC., a Nevada corporation (the “Company”).

WHEREAS, the Company delivered to the Warrantholder a Warrant to Purchase Shares of Common Stock, dated April 22, 2013 (the “Warrant”), pursuant to which Warrantholder has the right to purchase from the Company additional shares of Common Stock of the Company;

WHEREAS, the Company and the Warrantholder’s affiliate, OMS Investments, Inc., have amended the Technology License Agreement to expand the territory of the license to the United Kingdom and China (the “Territory Expansion”); and

WHEREAS, the Parties now desire to amend and modify the Warrant to account for the Territory Expansion, as more fully described herein.

NOW THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1. Capitalized Terms.  Any capitalized term used but not defined in this Amendment has the meaning set forth in the Warrant.

2. Definition of Adjusted Net Sales.  The definition of Adjusted Net Sales within the definition of Exercise Price in Section 1 of the Warrant shall be deleted in its entirety and replaced with the following:

“Adjusted Net Sales” means (A) the net sales of the Company under U.S. GAAP plus, (B) the cost to The Scotts Company LLC or its Affiliates for the products that exploit the Hydroponic IP (as defined in the Technology License Agreement dated April 22, 2013, between the Company and OMS Investments, Inc.) (the “Technology License Agreement”) but are not included in the net sales of the Company minus, (C) the net sales of the Company resulting from sales from any additional territory added under the terms of the Technology License Agreement.

3. Ratification.  Except as otherwise modified by this Amendment, all of the terms and conditions of the Warrant are hereby ratified and shall remain in full force and effect.

4. Counterparts.  This Amendment may be executed in multiple counterparts.

5. Merger.  The Warrant, as amended solely by this Amendment, constitute the entire agreement between the parties hereto with respect to its subject matter and supersede all previous amendments and addenda, and all previous or contemporaneous negotiations, commitments and writings with respect to such subject matter.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized representatives as of the date hereof.

SMG GROWING MEDIA, INC. By: Name: Title: Date:	AEROGROW INTERNATIONAL, INC. By: Name: Title: Date: